Exhibit 99.1

Angel Oak Mortgage REIT, Inc. Reports Second Quarter 2023 Financial Results

Company focuses on growth after successful portfolio de-risking and repositioning

ATLANTA – August 8, 2023 -- Angel Oak Mortgage REIT, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today reported financial results for the quarter ended June 30, 2023.

Second Quarter Highlights
•Q2 2023 GAAP net loss of ($3.7) million, or $(0.15) per diluted share of common stock.
•Q2 2023 Distributable Earnings of $(3.9) million, or $(0.16) per diluted share of common stock.
•GAAP book value of $9.34 per share of common stock as of June 30, 2023.
•Economic book value of $13.16 per share of common stock as of June 30, 2023.
•Declared dividend of $0.32 per share of common stock, payable on August 31, 2023, to common stockholders of record as of August 22, 2023.

“We are pleased to have accelerated purchases of newly originated, higher-coupon loans in the second quarter, which we expect to have a compounding positive effect on net interest income and securitization execution going forward. We believe our results in the first half of the year have demonstrated the resilience and adaptability of our business model, and now our focus is on growth,” said Sreeni Prabhu, Chief Executive Officer and President of Angel Oak Mortgage REIT. “Credit continues to perform well across the portfolio, and we will remain judicious with our approach and diligent in credit selection as we expand new purchases. Though the macroeconomic landscape remains uncertain, our improved balance sheet and increased liquidity have positioned the Company for success. As we head into the second half of the year, our emphasis is on executing our growth strategy and delivering attractive returns for our shareholders.”

Second Quarter Portfolio and Investment Activity
•In June 2023, the Company priced AOMT 2023-4, an approximately $284.5 million scheduled unpaid principal balance securitization backed by a pool of residential mortgage loans, all of which were contributed by the Company. The securitization reduced the Company’s whole loan warehouse debt by approximately 45.6% versus the end of Q1 2023, bringing the total reduction in the Company’s whole loan warehouse debt since the end of Q3 2022 to approximately 73.7%.
•The securitization released over $35 million of capital, which the Company has begun to deploy towards loan purchasing activity and liquidity enhancement.
•Since the end of Q1 2023, AOMR has purchased and locked for purchase approximately $50 million of newly-originated loans as of today’s date that carry a weighted average loan coupon of 8.4%, a weighted average original loan-to-value ratio of 72%, and a weighted average original FICO score of 754.

Capital Markets Activity
•Executed the AOMT 2023-4 securitization with a $284.5 million scheduled unpaid principal balance.
•As of June 30, 2023, the Company was party to three financing lines which permit borrowings in an aggregate amount of up to $929 million.
•Our total financing capacity as of June 30, 2023 stands at $929 million of which approximately $234 million is drawn, leaving capacity of approximately $695 million for new loan purchase

Balance Sheet
•Target assets totaled $2.03 billion as of June 30, 2023.
•Held residential mortgage whole loans with fair value of $296.5 million as of June 30, 2023.
•Recourse debt to equity ratio was 2.5x as of June 30, 2023. As of today’s date, our recourse debt to equity ratio was 1.2x, reflecting the maturity of US Treasury repurchase agreements on July 13, 2023.

Dividend
On August 8, 2023, the Company declared a dividend of $0.32 per share of common stock for the second quarter of 2023. The dividend is payable on August 31, 2023 to common stockholders of record as of August 22, 2023.

Conference Call and Webcast Information
The Company will host a live conference call and webcast today, August 8, 2023 at 8:30 a.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-844-826-3033
International: 1-412-317-5185

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 10179283
The playback can be accessed through August 22, 2023.

Non-GAAP Metrics
Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), excluding (1) unrealized gains and losses on our aggregate portfolio, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by our Manager, (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Distributable Earnings Return on Average Equity is a non-GAAP measure and is defined as annual or annualized Distributable Earnings divided by average total stockholders’ equity. We believe that the presentation of Distributable Earnings Return on Average Equity provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. Additionally, we believe Distributable Earnings Return on Average Equity provides investors with additional detail on the Distributable Earnings generated by our invested equity capital. We believe Distributable Earnings Return on Average Equity as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings Return on Average Equity should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings Return on Average Equity may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings Return on Average Equity may not be comparable to similar measures presented by other REITs.

Economic book value is a non-GAAP financial measure of our financial position. To calculate our economic book value, the portions of our non-recourse financing obligation held at amortized cost are adjusted to fair value. These adjustments are also reflected in our end of period total stockholders’ equity. Management considers economic book value to provide investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for our legally held retained bonds, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for book value per share of common stock or stockholders’ equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition, or state other forward-looking information. The Company’s ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage REIT, Inc.
Angel Oak Mortgage REIT, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform. Additional information about the Company is available at www.angeloakreit.com

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
INTEREST INCOME, NET
Interest income	$ 23,763	$ 29,702	$ 47,503	$ 56,811
Interest expense	17,311	13,271	34,252	23,441
NET INTEREST INCOME	6,452	16,431	13,251	33,370

REALIZED AND UNREALIZED GAINS (LOSSES), NET
Net realized gain (loss) on mortgage loans, derivative contracts, RMBS, and CMBS	(4,169)	12,718	(15,012)	39,133
Net unrealized gain (loss) on trading securities, mortgage loans, debt at fair value option, and derivative contracts	379	(73,985)	10,569	(154,166)
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	(3,790)	(61,267)	(4,443)	(115,033)

EXPENSES
Operating expenses	2,214	2,977	4,418	6,723
Operating expenses incurred with affiliate	607	838	1,073	1,838
Due diligence and transaction costs	21	519	21	1,182
Stock compensation	207	968	748	1,839
Securitization costs	1,027	-	1,910	2,019
Management fee incurred with affiliate	1,493	2,006	3,015	3,879
Total operating expenses	5,569	7,308	11,185	17,480

INCOME (LOSS) BEFORE INCOME TAXES	(2,907)	(52,144)	(2,377)	(99,143)
Income tax benefit	781	-	781	(3,457)
NET INCOME (LOSS)	$ (3,688)	$ (52,144)	$ (3,158)	$ (95,686)
Preferred dividends	-	(4)	-	(8)
NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS	$ (3,688)	$ (52,148)	$ (3,158)	$ (95,694)
Other comprehensive income (loss)	(242)	11,235	14,562	(1,752)
TOTAL COMPREHENSIVE INCOME (LOSS)	$ (3,930)	$ (40,913)	$ 11,404	$ (97,446)

Basic earnings (loss) per common share	$ (0.15)	$ (2.13)	$ (0.13)	$ (3.90)
Diluted earnings (loss) per common share	$ (0.15)	$ (2.13)	$ (0.13)	$ (3.90)

Weighted average number of common shares outstanding:
Basic	24,686,881	24,458,015	24,674,875	24,549,977
Diluted	24,686,881	24,458,015	24,674,875	24,549,977

Angel Oak Mortgage REIT, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share and per share data)

	As of:
	June 30, 2023	December 31, 2022
ASSETS
Residential mortgage loans - at fair value	$ 296,529	$ 770,980
Residential mortgage loans in securitization trusts - at fair value	1,241,994	1,027,442
Commercial mortgage loans - at fair value	9,589	9,458
RMBS - at fair value	459,972	1,055,338
CMBS - at fair value	6,853	6,111
U.S. Treasury securities - at fair value	299,581	—
Cash and cash equivalents	59,140	29,272
Restricted cash	9,577	10,589
Principal and interest receivable	9,836	17,497
Unrealized appreciation on TBAs and interest rate futures contracts - at fair value	3,294	14,756
Other assets	17,418	4,767
Total assets	$ 2,413,783	$ 2,946,212

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Notes payable	$ 233,970	$ 639,870
Non-recourse securitization obligation, collateralized by residential mortgage loans in securitization trusts	1,211,441	1,003,485
Securities sold under agreements to repurchase	340,701	52,544
Due to broker	390,380	1,006,022
Accrued expenses	1,372	1,288
Accrued expenses payable to affiliate	1,055	2,006
Interest payable	705	2,551
Management fee payable to affiliate	1,483	1,967
Total liabilities	$ 2,181,107	$ 2,709,733

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value. As of June 30, 2023: 350,000,000 shares authorized, 24,924,886 shares issued and outstanding. As of December 31, 2022: 350,000,000 shares authorized, 24,925,357 shares issued and outstanding.	249	249
Additional paid-in capital	476,127	475,379
Accumulated other comprehensive income	(6,565)	(21,127)
Retained (deficit) earnings	(237,135)	(218,022)
Total stockholders’ equity	$ 232,676	$ 236,479
Total liabilities and stockholders’ equity	$ 2,413,783	$ 2,946,212

Angel Oak Mortgage REIT, Inc.
Reconciliation of Net Income (Loss) to Distributable Earnings
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
	(in thousands)
Net income (loss) allocable to common stockholders	$ (3,688)	$ (52,148)	$ (3,158)	$ (95,694)
Adjustments:
Net unrealized (gains) losses on derivatives	(12,179)	24,692	12,357	9,366
Net unrealized (gains) losses on trading securities	3,882	—	2,277	—
Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation	4,777	10,266	11,104	40,476
Net unrealized (gains) losses on residential loans	3,278	38,538	(36,159)	103,125
Net unrealized (gains) losses on commercial loans	(136)	489	(147)	985
Non-cash equity compensation expense	207	968	748	1,839
Distributable Earnings	$ (3,859)	$ 22,805	$ (12,978)	$ 60,097

Angel Oak Mortgage REIT, Inc.
Reconciliation of Stockholders’ Equity Including Economic Book Value Adjustments
and Economic Book Value per Common Share
(Unaudited)
(in thousands, except for share and per share data)

	June 30, 2023	March 31, 2023	December 31, 2022

GAAP total stockholders’ equity	$ 232,676	$ 244,378	$ 236,479
Adjustments:
Fair value adjustment for securitized debt held at amortized cost	95,326	89,284	90,348
Stockholders’ equity including economic book value adjustments	$ 328,002	$ 333,662	$ 326,827

Number of shares of common stock outstanding at period end	24,924,886	24,925,357	24,925,357
Book value per share of common stock	$ 9.34	$ 9.80	$ 9.49
Economic book value per share of common stock	$ 13.16	$ 13.39	$ 13.11

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

Media:
Bernardo Soriano, Gregory FCA for Angel Oak Mortgage, Inc.
914-656-3880
bernardo@gregoryfca.com

Company Contact:
KC Kelleher, Head of Corporate Finance & Investor Relations
404-528-2684
kc.kelleher@angeloakcapital.com